UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 23, 2005

(Date of report; date of

earliest event reported)

Commission file number:

333-57494

333-109950

WHOLESALE AUTO RECEIVABLES CORPORATION

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST XII

(Exact name of registrant as specified in its charter)

Delaware	38-3082709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o General Motors Acceptance Corporation

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 EXHIBITS

4.1	Indenture between Superior Wholesale Inventory Financing Trust XII (the “Trust”) and the Bank of New York, as Indenture Trustee, dated as of June 23, 2005.

4.2	Trust Agreement between Wholesale Auto Receivables Corporation, as Seller, and Chase Bank U.S.A, National Association, as Owner Trustee, dated as of June 23, 2005.

4.3	Pooling and Servicing Agreement between General Motors Acceptance Corporation and Wholesale Auto Receivables Corporation, dated as of June 23, 2005.

4.4	Officer’s Issuance Certificate for Series 2005-A Floating Rate Asset Backed Term Notes, dated as of June 23, 2005.

4.5	Officer’s Issuance Certificate for Series 2005-RN1 Class A Floating Rate Asset Backed Revolving Note, dated as of June 23, 2005.

4.6	Certificate Issuance Order for Series 2005-A Floating Rate Asset Backed Certificates, dated as of June 23, 2005.

99.1	Trust Sale and Servicing Agreement among General Motors Acceptance Corporation, as Servicer, Wholesale Auto Receivables Corporation, as the Seller and Superior Wholesale Inventory Financing Trust XII, as the Issuer, dated as of June 23, 2005.

99.2	Custodian Agreement between General Motors Acceptance Corporation, as Custodian, and Wholesale Auto Receivables Corporation, as Seller, dated as of June 23, 2005.

99.3	Administration Agreement among Superior Wholesale Inventory Financing Trust XII, as Issuer and General Motors Acceptance Corporation, as Administrator, and the Bank of New York, as Indenture Trustee, dated as of June 23, 2005.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it meets all of the requirements for this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHOLESALE AUTO RECEIVABLES CORPORATION

Dated: June 24, 2005	By:	/s/ C.J. Vannatter
	Name:	C.J. Vannatter
	Title:	Vice President

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